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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 related to the merger of Daniel Industries, Inc. and Bettis Corporation of (i) our report dated February 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Bettis Corporation at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 (ii) our report dated September 3, 1996, on our audits of the combined financial statements of Prime Actuator Control Systems Limited and Prime Actuator Control Systems, Inc. at July 31, 1995 and 1994 and for the years then ended and (iii) our report dated September 20, 1996, on our audits of the consolidated financial statements of Shafer Valve Company at October 31, 1995 and 1994, and for each of the three years in the period ended October 31, 1995. We also consent to the references to our firm under the caption "Experts".



COOPERS & LYBRAND L.L.P.



Houston, Texas


November 6, 1996